S&T BANCORP, INC.
2021 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
1. Award of Restricted Stock Units. Pursuant to the S&T Bancorp, Inc. 2021 Incentive Plan (the “Plan”), S&T Bancorp, Inc. (the “Company”) hereby grants a Restricted Stock Unit Award to the Grantee (the “Award”). Upon acceptance of this Award, the Grantee shall receive the Share Amount, as set forth below, as approved by the Company’s Compensation and Benefits Committee of the Board of Directors (the “Committee”), subject to the restrictions and conditions set forth in the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”).
2. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award.
3. Restrictions and Conditions. Restricted Stock Units granted herein are subject to restrictions as set forth in the Plan and this Agreement.
4. Vesting of Restricted Stock Units. Except as otherwise provided in this Agreement, Restricted Stock Units covered by the Award shall become vested upon occurrence of the applicable Vesting Date shown below.
5. Death or Disability. Notwithstanding anything herein to the contrary, if Grantee should terminate employment from the Company due to death or disability (as those terms are defined in the Company’s qualified retirement plan) prior to the applicable Vesting Date, the Award shall vest on a pro-rata basis as of the date of such event.
6. Forfeiture. Except as otherwise provided in this Agreement, termination for cause or upon breach of a restrictive covenant shall result in forfeiture of the Award (vested and unvested). However, if the Grantee should terminate employment from the Company prior to full vesting of any portion of the Award for any reason other than death or disability, participation will cease as of the effective date of termination, and the Award, to the extent not previously vested, shall be forfeited. The Committee’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees. For purposes of this section, “cause” shall mean, as determined by the Committee: (i) failure to substantially perform duties as reasonably assigned hereunder (other than by reason of disability), after reasonable written demand for substantial performance has been delivered by the Company specifically identifying the manner in which the Company believes Grantee has not performed Grantee’s duties, and Grantee has been given a reasonable opportunity (not to exceed fifteen (15) days) to cure any deficiencies in performance; (ii) willful misconduct that demonstrably results in material injury to the Company or their affiliates; (iii)fraud, dishonesty or willful breach of fiduciary duty that is injurious to the Company or their affiliates; (iv) conviction or plea of guilty or nolo contendere to any felony or crime involving moral turpitude, fraud or dishonesty; (v) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement that demonstrably results in material injury to the Company or their affiliates; or (vi) a material breach by Grantee of (A) Grantee’s obligations under this Agreement or (B) any material written policy of the Company or their affiliates and, if the breach is curable, Grantee shall not have cured such material breach after reasonable written demand for cure has been delivered by the Company specifically identifying the material breach, and Grantee has been given a reasonable opportunity (not to exceed fifteen (15) days) to cure any such material breach (to the extent curable).
7. Settlement of Restricted Stock Units.
(a) The Restricted Stock Units shall be settled by the Company delivering to the Grantee (or after the Grantee’s death, the Grantee’s beneficiary), on the applicable scheduled settlement date a number of Shares equal to the number of Restricted Stock Units vested as of such date, together with any related Dividend Equivalents (as defined below).

(b) For purposes of this Agreement, the “scheduled settlement date” shall be as soon as administratively feasible following the applicable Vesting Date; provided that, the scheduled settlement date shall be no later than March 15 of the calendar year following the year in which the underlying Restricted Stock Unit vests.

(c) The delivery of any Shares may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state, or provincial securities law, or any national securities exchange listing requirements, and the Company is not obligated to issue or deliver any Shares if, in the opinion of counsel for the Company, such issuance or delivery constitutes a violation by the Grantee or the Company of any provisions of any applicable foreign, federal, state, or provincial securities law or of any regulations of any governmental authority or any national securities exchange. For the avoidance of doubt, the grant of the Restricted Stock Units and the issuance of any Shares pursuant to this Agreement shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities.

8. Dividend Equivalents. If the Company pays cash or stock dividends on the Common Stock, an amount equal to (a) the dollar amount of such cash dividend or (ii) the Fair Market Value of such stock dividend will be credited to a dividend equivalent account on behalf of the Grantee with respect to the Restricted Stock Unit Award. Credits on account of cash dividends will be held uninvested and will not accrue interest. Credits on account of stock dividends will be deemed to be reinvested in shares of Common Stock. All dividend equivalents will be paid in cash if and when the corresponding Restricted Stock Units are settled.
9. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. The terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Award is subject to any rules and regulations promulgated by the Committee. However, any Award subject to this Agreement may not in any way be restricted or limited by any Plan amendment or termination or by change of Committee rules and regulations approved after the Grant Date without the Grantee’s written consent.
10. Transferability. This Agreement (and the underlying Restricted Stock Units) is personal to the Grantee, is non-assignable, and is not transferable in any manner, by operation of law or otherwise, other than (i) by will or the laws of descent and distribution or (ii) pursuant to an order issued under state domestic relations laws.
11. Shareholder Rights. Neither the Grantee nor any person claiming through the Grantee shall have any rights as a stockholder with respect to any Restricted Stock Units, unless and until the Grantee has become the holder of record of the Shares, all conditions with respect to the issuance of the Shares have been satisfied in full, and the Shares shall have been issued and delivered to the Grantee.
12. Tax Withholding. Except as otherwise provided in this Agreement, the Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except as otherwise provided in this Agreement, the Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Common Stock to be issued or released by the transfer agent a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.
13. Section 409A. The Restricted Stock Units are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly.
14. Fractional Shares. Fractional Shares will not be issued.
15. Adjustments. If at any time while the Award is outstanding, the number of outstanding Shares is changed by reason of reorganization, recapitalization, stock split, or any other event that affects the number and kind of Restricted Stock Units, the number and kind of Restricted Stock Units will be adjusted in accordance with the provisions of the Plan.
16. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, other than its choice of law provisions.
17. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

18. Grantee Bound by Plan. By accepting this Agreement, the Grantee hereby acknowledges receipt of a copy of the prospectus and Plan document and agrees to be bound by all the terms and provisions thereof.
19. No Obligation to Continue Service. Neither the Company nor any affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in service and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate to terminate the service of the Grantee at any time.
20. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
21. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
22. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.
23. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
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